                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, For Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
--------------------------------------------------------------------------------
   (Name of Registrant as specified in its Charter and Person Filing Proxy
                                  Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    Scottish Annuity & Life Holdings, Ltd.
                       Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                              Cayman Islands, BWI

                                                            June 21, 1999

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Scottish Annuity & Life Holdings, Ltd. to be held at Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies, on Wednesday, July 28, 1999, at 10:30 a.m. Cayman Islands time.

     The attached Notice of Annual Meeting and Proxy Statement describes fully the formal business to be transacted at the Annual Meeting. During the Annual Meeting, Shareholders will consider and vote upon the election of three members to the Board of Directors and the ratification of the appointment of Ernst & Young as our independent auditors for 1999.

     Certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

     We urge you to review carefully the accompanying material and to return the enclosed proxy card promptly. Please sign, date and return the enclosed proxy card without delay. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a Proxy.

                                        Sincerely,


                                        /s/ MICHAEL C. FRENCH
                                        -----------------------------------
                                        Michael C. French
                                        President & Chief Executive Officer

                    Scottish Annuity & Life Holdings, Ltd.
                       Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                              Cayman Islands, BWI


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On July 28, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Scottish Annuity & Life Holdings, Ltd. (the "Company") will be held at Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies, on Wednesday, July 28, 1999, at 10:30 a.m. Cayman Islands time for the following purposes:

     (1) To elect three members to the Company's Board of Directors (the "Board") for terms expiring in 2002.

     (2) To ratify the appointment of Ernst & Young as the Company's independent auditors for 1999.

     (3) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

     The close of business on June 21, 1999 has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during ordinary business hours at the offices of the Company at Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies.

   Shareholders are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States.

                                            By Order of the Board of Directors


                                            /s/ PETER W. PRESPERIN
                                            ----------------------------------
                                                  Peter W. Presperin
                                                     Secretary
Cayman Islands, BWI
June 21, 1999

                                PROXY STATEMENT
                               TABLE OF CONTENTS

                                                                                    Page
GENERAL QUESTIONS AND ANSWERS......................................................    1

PROPOSAL FOR ELECTION OF DIRECTORS.................................................    5

BOARD MEETINGS AND COMMITTEES......................................................    7

PROPOSAL FOR APPOINTMENT OF INDEPENDENT AUDITORS...................................    8

PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP....................................    8

MANAGEMENT COMPENSATION............................................................    9
     Summary Compensation Table....................................................    9
     Options Granted During Fiscal Year 1998.......................................   10
     Options Exercised During Fiscal Year 1998 and Fiscal Year-End Option Values...   10
     Compensation of Directors.....................................................   11
     Employment and Change of Control Agreements...................................   11
     Insider Participation in Compensation Decisions and Board Interlocks..........   13

REPORT ON EXECUTIVE COMPENSATION...................................................   14
     Performance Graph.............................................................   15
     Comparison of Cumulative Shareholder Return...................................   15

CERTAIN TRANSACTIONS...............................................................   16
     DC Planning Relationships.....................................................   16
     Direct Investors Relationship.................................................   16
     Pre-IPO Equity Adjustment.....................................................   16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE............................   17

ANNUAL REPORT......................................................................   17

                                      (i)

                    Scottish Annuity & Life Holdings, Ltd.
                       Grand Pavilion Commercial Centre
                               802 West Bay Road
                           George Town, Grand Cayman
                              Cayman Islands, BWI


                                PROXY STATEMENT
                                      For
                        ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On July 28, 1999


                               _________________


                         GENERAL QUESTIONS AND ANSWERS

Q: When is the Proxy Statement being mailed?

A: This Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the "Company" or "our") is first being mailed on or about June 25, 1999 to shareholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting of Shareholders.

Q: When is the Annual Meeting and where will it be held?

A: The Annual Meeting will be held on Wednesday, July 28, 1999 at 10:30 a.m.
   Cayman Islands time at Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies.

Q: Who may attend the Annual Meeting?

A: All shareholders (or their proxies) of the Company may attend the Annual
   Meeting. A Shareholder entitled to attend and vote at the above meeting is entitled to appoint one or more proxies to attend and vote in the Shareholders stead. A proxy need not be a Shareholder of the Company.

Q: Who is entitled to vote?

A: Shareholders (or their proxies) as of the close of business on June 21, 1999
   (the "Record Date") are entitled to vote at the Annual Meeting. Each Ordinary Share is entitled to one vote subject to certain adjustments which may be made under the Company's Memorandum of Association. In certain circumstances, the Company's Memorandum of Association provide for the reduction of a shareholder's voting rights to ensure that no shareholder may have more than 10 percent of the voting rights outstanding.

Q: On what am I voting?

A: You will be voting on:

   (i)   The election of three members to the Board for terms expiring in 2002;

   (ii) The ratification of the appointment of Ernst & Young as the independent auditors of the Company for 1999; and

   (iii) Such other business as may properly come before the Annual Meeting or any adjournments thereof.

Q: How do I vote?

A: You may vote by either attending the Annual Meeting or by appointing a proxy or corporate representative by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. We encourage you to complete and send in your proxy card. If you then decide to attend the Annual Meeting, you may revoke your Proxy by voting in person.

   All shares represented by valid Proxies, unless the shareholder otherwise specifies, will be voted:

      "FOR" the election of each of the persons identified in "Proposal for Election of Directors" as nominees for election as directors of the Company for terms expiring in 2002;

      "FOR" the ratification of Ernst & Young as the independent auditors of the Company for 1999; and

      At the discretion of the Proxy holders with regard to any other matter that may properly come before the Annual Meeting.

   Where a shareholder has properly specified how a Proxy is to be voted, it will be voted by the proxy accordingly. The Proxy may be revoked at any time by (i) providing written notice of revocation to Harris Trust and Savings Bank, 1601 Elm Street, Suite 2320, Dallas, Texas 75201 by 5:00 p.m. (Cayman Islands time) on July 27, 1999, or (ii) attending the Annual Meeting and voting in person.

Q: What does it mean if I receive more than one proxy card?

A: If you receive more than one proxy card, it is because your shares are in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

Q: Who will count the vote?

A: Representatives of Harris Trust and Savings Bank, the Company's transfer agent, will tabulate the votes and act as inspectors of election.

Q: What constitutes a quorum?

A: As of the Record Date, 18,576,440 Ordinary Shares of the Company were issued and outstanding. At least 50% of the issued and outstanding shares, present or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. Votes that are withheld and broker non-votes will be counted towards a quorum but will not be counted in the votes for each of the proposals.

Q: What is the required vote for election of each director?

A: The required vote for election of each director is a majority of the votes of the Ordinary Shares voting in person or by Proxy at the Annual Meeting.

Q: What is the required vote for ratification of the independent auditor?

A: The required vote for the ratification of the independent auditor is a majority of the votes of the Ordinary Shares voting in person or by Proxy at the Annual Meeting.

Q: Who are the Company's independent auditors?

A: The Board has selected Ernst & Young as independent auditors to examine the Company's accounts for the current fiscal year. Representatives of Ernst & Young, who were also the Company's independent auditors for the 1998 fiscal year, will be present at the Annual Meeting. Such representatives may make a statement if they desire to do so and will be available to answer appropriate questions.

Q: Are there other matters to be acted upon at the Annual Meeting?

A: We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by Proxies will be voted in accordance with the judgment of the Proxy holders.

Q: How much did this proxy solicitation cost?

A: Corporate Investor Communications, Inc. was hired to assist in the distribution of proxy materials and solicitation of votes at a cost of $4,250, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Ordinary Shares. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for such services.

Q: When are the shareholder proposals for the 2000 Annual Meeting due?

A: In order to be considered for inclusion in the proxy statement for the 2000
   Annual Meeting of Shareholders, shareholder proposals must be in writing and received by February 25, 2000, by Scottish Annuity & Life Holdings, Ltd., Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, BWI, Attn: Secretary.

                      PROPOSAL FOR ELECTION OF DIRECTORS

    The Board is presently comprised of eight members. The Board is divided into three classes, with each of two classes consisting of three directors and one class consisting of two directors. Members of each class of directors generally serve for a term of three years. Directors serve until the Annual Meeting of Shareholders in the year in which their term expires or until a successor is elected and qualified. Prior to June, 1999, the Board was comprised of two Class I directors, three Class II directors and three Class III directors. In May, 1999, a vacancy was created for a Class II director by the death of Mr. Howard Shapiro, who had served as a director since October 1998. The Board of Directors, pursuant to powers granted under the Company's Memorandum of Association, eliminated the vacant Class II director's seat and created a third Class I director's seat. The Board then appointed Mr. Bill Caulfeild-Browne to fill the vacancy as a Class I director with a term expiring at the Company's 1999 Annual Meeting of Shareholders or until his successor is elected and qualified.

    Mr. Bill Caulfeild-Browne has been nominated by the Board to fill the vacancy as a Class I director to serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 2002 or until his successor is elected and qualified. Each of the other Class I directors whose term of office expires in 1999, Robert M. Chmely and David Matthews, has been nominated by the Board for reelection at the Annual Meeting as a director to serve for a three-year term expiring at the Company's Annual Meeting of Shareholders in 2002 or until his successor is elected and qualified. In order to be elected a director, each nominee must receive a majority of the votes of the Ordinary Shares voting in person or represented by Proxy at the Annual Meeting.

    The nominees have indicated their willingness to serve as members of the Board if elected; however, in case any nominee becomes unavailable for election to the Board for any reason not presently known or contemplated, the Proxy holders have discretionary authority to vote the Proxy for a substitute nominee or nominees. Proxies cannot be voted for more than three nominees. The following sets forth information as to the nominees for election at the Annual Meeting and each of the directors whose term of office will continue after the Annual Meeting, including their ages, present principal occupations, other business experiences during the last five years, membership on committees of the Board and directorships in other publicly-held companies.

                                                                                                       Year
                                                                                                       Term
                    Name                               Age     Position                               Expires
                    ----                               ---     --------                               -------
Nominees for a three-year term ending in 2002:
   Bill Caulfeild-Browne (2)                           55      Director                                 1999
   Robert M. Chmely (1) (2)                            64      Director                                 1999
   David Matthews (2)                                  36      Director                                 1999
Continuing Directors:
   Michael Austin (1) (2)                              63      Director                                 2000
   R. Duke Buchan III (1) (2)                          35      Director                                 2000
   Sam Wyly (2)                                        64      Chairman of the Board of Directors       2001
   Michael C. French (2)                               56      Director                                 2001
   Charles J. Wyly, Jr. (2)                            65      Director                                 2001

__________________

(1) Member of the Audit Committee.
(2) Member of the Investment Committee.

    Mr. Bill Caulfeild-Browne has served as a director since June, 1999. Mr. Caulfeild-Browne was the Chief Operating Officer for Swiss Re Life and Health North America from 1996 to 1998. He was Chief Operating Officer of The Mercantile and General Reinsurance Company, U.S., from 1990 to 1996, Senior Vice President from 1986 to 1990 and Vice President, Marketing from 1981 to 1986.

    Mr. Robert M. Chmely has served as a director since October, 1998. Mr. Chmely has been a consultant since the beginning of 1997 when he retired from The Prudential Insurance Company of America, where from January 1988 to his retirement he served as Senior Vice President. From December 1995 to November 1997, Mr. Chmely was President of Prudential Asset Management Group, the corporate pension business of The Prudential Insurance Company of America, and from December 1994 to December 1995, he was Chief Financial Officer of Prudential Asset Management Group. From December 1990 to December 1994, Mr. Chmely served as Senior Managing Director of Portfolio Management at The Prudential Insurance Company of America. He is a Fellow of the Society of Actuaries and a Chartered Financial Analyst.

    Mr. David Matthews has served as a director since October, 1998. Mr. Matthews has been a director, since 1991, of Intelecon Services, Inc. ("Intelecon"), a provider of audio-visual services for corporate meetings and events, a company he co-founded, and General Manager of the Outsourcing Department of Intelecon, since 1997. He served as Chief Financial Officer of Intelecon from 1991 to 1997 and General Manager of the Install Department of Intelecon from 1993 to 1996. Mr. Matthews is Sam Wyly's son-in-law.

    Mr. Michael Austin has served as a director since October, 1998. Mr. Austin retired in 1992 as the Managing Partner of the Cayman Islands office of KPMG Peat Marwick, an international accounting and consulting firm. Mr. Austin was a partner resident in the Cayman Islands office for over 20 years. Since 1992, Mr. Austin has been self-employed as a chartered accountant. Mr. Austin currently serves as a Director of the Cayman Monetary Authority for a three-year term expiring on December 31, 1999.

    Mr. R. Duke Buchan III has served as a director since October, 1998. Mr. Buchan has been Managing Director of Maverick, an investment management firm, since July 1997. From 1992 until joining Maverick in 1997, he was a Vice President in Investment Banking at Merrill Lynch, Pierce, Fenner & Smith Incorporated in New York, specializing in corporate finance and mergers and acquisitions in the financial services sector in the United States, Latin America and Europe. He received a B.A. in Economics and Spanish with Honors from the University of North Carolina and an M.B.A. from Harvard Business School.

    Mr. Sam Wyly has served as Chairman of the Board and a director of the Company since October, 1998. Mr. Wyly is an entrepreneur who has created and managed several public and private companies. In the 1960's, he founded University Computing Company, which became one of the first computer utility networks and one of the first software products companies. His data transmission company, Datran, was one of the pioneering telecommunications ventures that contributed to the breakup of the telephone monopoly. He is a founder and currently serves as Chairman and a director of Sterling Software, Inc., a worldwide supplier of software products. He is also Chairman of the Executive Committee and a director of Sterling Commerce, Inc., a provider of business-to-business electronic commerce software to 80 of America's 100 largest corporations, and Chairman of Michaels Stores, Inc., a specialty retail chain. He is a founding partner of Maverick Capital, Ltd., a manager of equity hedge funds.

     Mr. Michael C. French has served as a director, Chief Executive Officer and President of the Company since May, 1998. He has been a partner of Maverick Capital Ltd., a manager of equity hedge funds, since 1992 and a director of Sterling Software, Inc. since July 1992, a director of Sterling Software, Inc. since July 1992 and a director of Michaels Stores, Inc., a national specialty retail chain. Mr. French is also a consultant to the international law firm of Jones, Day, Reavis & Pogue. Mr. French was a partner with the law firm of Jackson & Walker, L.L.P. from 1976 through 1995.

     Mr. Charles J. Wyly, Jr. has served as a director since October, 1998. He co-founded Sterling Software, Inc. in 1981 and since such time has served as a director and since 1984 Vice Chairman. Mr. Wyly currently serves as Vice Chairman of Michaels Stores, Inc. and as a director of Sterling Commerce, Inc. Mr. Wyly served from 1964 to 1975 as an officer and director, including serving as President from 1969 to 1973, of University Computing Company, which became one of the first computer utility networks and one of the first software products companies. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company, an oil refining and silver mining company, and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989.


                         BOARD MEETINGS AND COMMITTEES

     From the Company's formation, in May, 1998, until October, 1998, the Company's Board consisted of one member, Mr. Michael C. French. Mr. French acted as sole director by written consent 11 times. From October, 1998 through December, 1998, the Board did not meet. The individual Board committees did not hold any meetings during fiscal year 1998, except for the Pricing Committee, which was comprised solely of Mr. French and which acted 3 times by written consent.

     Our Board had two standing committees in fiscal year 1998. The Company does not have a standing nominating committee or compensation committee.

     - The Audit Committee (i) recommends to the Board annually, and at other appropriate times, the firm of certified public accountants to be retained as our independent accountants and, in connection therewith, reviews the professional services to be provided by the independent accountants and the proposed fees therefor, and the independence of such firm from our management, considering, among other things, non-auditing services to be provided by the independent accountants; (ii) reviews with the independent accountants their plans for and scope of their annual audit and other examinations; (iii) reviews with the independent accountants the report of their annual audit, or proposed report of their annual audit, the accompanying management letter, if any, and the reports of the results of such other examinations that they may undertake; (iv) reviews with our appropriate officers and the independent accountants the annual financial statements; (v) reviews with the appropriate officers our ongoing audit activities, examinations, and the results thereof; (vi) reviews with the appropriate officers and the independent accountants the adequacy of our internal accounting controls, auditing procedures, and practices and its financial, auditing, and accounting organizations and personnel; (vii) reviews with the appropriate officers any recommendations made by the independent accountants, as well as such other matters, if any, as such persons may desire to bring to the attention of the Audit Committee; and (viii) reviews such other matters in relation to our accounting, auditing, and financial reporting practices and procedures as the Audit Committee may deem desirable in connection with the review function described above. The Audit Committee members are Michael Austin, R. Duke Buchan III, and Robert M. Chmely, all of whom are independent directors. The Audit Committee did not meet during fiscal year 1998.

     - The Investment Committee establishes and monitors the Company's investment policy and the performance of the Company's investment managers. The committee members are all of the directors of the Company. The Investment Committee did not meet separately during fiscal year 1998.


               PROPOSAL FOR APPOINTMENT OF INDEPENDENT AUDITORS

   On April 28, 1999, upon the recommendation of the Audit Committee, the Board unanimously selected, subject to ratification by the Company's shareholders, Ernst & Young to continue to serve as independent auditors for the Company for the fiscal year ending December 31, 1999. Ernst & Young has served as the Company's independent auditors since the Company's formation in May, 1998.

   Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make statements and to respond to appropriate questions raised at the Annual Meeting.


                PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

     The following table sets forth the beneficial ownership of our Ordinary Shares by all persons who beneficially own 5% or more of the Ordinary Shares and by each director and executive officer and by all directors and executive officers as a group as of June 15, 1999.

                                                                                  Percent
                                                                                  -------
                                                         Number of Shares         of Class
Name and Address of Beneficial Owners (1)                ----------------         --------
-----------------------------------------
Michael C. French (2)(3)(4).........................           172,000                *
Peter W. Presperin (4)..............................            15,500                *
Michelle L. Boucher (3)(4)..........................            12,000                *
Henryk Sulikowski (4)...............................             1,000                *
Michael Austin (4)..................................                 -                -
R. Duke Buchan III (4)..............................                 -                -
Bill Caulfeild-Browne (4)...........................             2,000                *
Robert M. Chmely (4)................................                 -                -
David Matthews (4)(5)...............................             2,050                *
Charles J. Wyly, Jr. (4)(6).........................           312,047              1.68%
Sam Wyly (4)(7).....................................           632,013              3.40%
Maverick Capital, Ltd. (8)..........................         1,688,220              9.09%
All directors and executive officers
  As a group (eleven persons).......................         1,136,610              6.12%

__________________
*   Less than 1%
(1) Except as otherwise indicated, the address for each beneficial owner is c/o Scottish Annuity & Life Holdings, Ltd., Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies.
(2) 152,000 of these Ordinary Shares are beneficially owned by an irrevocable trust of which Mr. French and certain family members are beneficiaries. Mr. French disclaims beneficial ownership of such Ordinary Shares.
(3) Does not include Ordinary Shares issuable upon exercise of the Class A Warrants not exercisable within 60 days.
(4) Does not include Ordinary Shares issuable upon exercise of stock options not exercisable within 60 days.

(5) 500 of these Ordinary Shares are beneficially owned by a family partnership, of which Mr. Matthews is the general partner. 800 of these Ordinary Shares are owned by Mr. Matthews' wife, and Mr. Matthews disclaims beneficial ownership of these shares.
(6) All 312,407 Ordinary Shares are beneficially owned by an irrevocable trust of which Charles J. Wyly, Jr. and certain family members are beneficiaries. Charles J. Wyly, Jr. disclaims beneficial ownership of such Ordinary Shares.
(7) All 632,013 Ordinary Shares are beneficially owned by an irrevocable trust of which Sam Wyly and certain family members are beneficiaries. Sam Wyly disclaims beneficial ownership of such Ordinary Shares.
(8) Based on a Schedule 13G filed by Maverick Capital, Ltd. with the Securities and Exchange Commission on February 26, 1999 and subsequent information provided by Maverick Capital, Ltd. to our counsel on March 16, 1999. The address of Maverick Capital, Ltd. is 300 Crescent Court, Suite 1850, Dallas, TX 75201.


                            MANAGEMENT COMPENSATION

Summary Compensation Table

     The following table includes certain summary information concerning the compensation awarded to, earned by or paid for services rendered in all capacities during 1998, by our President and Chief Executive Officer and our two other Executive Officers who were serving as executive officers at the end of 1998.

                                                                                             Long-Term
                                                                                            Compensation
                                                                                               Awards
                                                                                         -------------------
                                                                                               Shares
                                                                      Other Annual           Underlying              All other
Name and Principal Position         Year/1/    Salary     Bonus      Compensation/2/        Options/SARs/3/        Compensation
---------------------------         ------    --------   -------     --------------         --------------         -------------
Michael C. French (4)                1998     $37,500    $     0      $          0               400,000            $         0
     President and Chief
     Executive Officer

Henryk Sulikowski (5)                1998      91,667     75,000                 0               300,000                100,286 (6)
     Senior Vice President and
     Chief Insurance Officer

Michelle C. Boucher (7)              1998      14,583     50,000                 0               200,000 (8)              8,958 (9)
     Senior Vice President,
     Chief Financial Officer and
     Secretary

_______________________

(1) We were formed on May 12, 1998 and, therefore, had no operations prior to 1998.
(2) Perquisites and personal benefits furnished to the named executive officers that do not meet the disclosure thresholds established under SEC regulations are not included in this column.
(3) Grants of stock options in 1998 vest one-third each year commencing on the first anniversary of the grant.
(4) Mr. French became the President and Chief Executive Officer as of June 18, 1998, but his salary did not commence until December 1, 1998, immediately following completion of our initial public offering. Mr. French's annualized salary is $450,000.
(5) Mr. Sulikowski became Senior Vice President and the Chief Insurance Officer on July 20, 1998. Mr. Sulikowski's annualized salary is $200,000.
(6) Represents expenses related to Mr. Sulikowski's relocation to the Cayman Islands in the amount of $33,859, payments for a housing allowance in the amount of $49,500, payments to our retirement plan in the amount of $9,167, payments for health insurance in the amount of $510, and payments for air transportation to and from the United States in the amount of $7,250.
(7) Ms. Boucher became the Senior Vice President, Chief Financial Officer and Secretary on June 18, 1998. Ms. Boucher's annualized salary was $175,000. Ms. Boucher resigned as of February 1, 1999.
(8) Ms. Boucher has entered into a Consulting Agreement with the Company pursuant to which Ms. Boucher has returned to the Company for cancellation the Stock Option, originally granted to Ms. Boucher in June, 1998, exercisable for 200,000

    Ordinary Shares in exchange for a Stock Option exercisable for 66,600 Ordinary Shares, exercisable in full on November 30, 1999.
(9) Represents payments for a housing allowance in the amount of $7,500 and payments to our retirement plan in the amount of $1,458.

Options Granted During Fiscal Year 1998

     The following table provides information related to options granted to the Named Executives during fiscal year 1998.

                                                   Individual Grants
                        ----------------------------------------------------------------------
                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                                                                                  Annual Rate of Ordinary Share
                              Number of              Percent of                                        Price Appreciation
                           Ordinary Shares         Total Options       Exercise                       for Option Term (2)
                             Underlying              Granted to       Price Per    Expiration    -----------------------------
        Name              Options Granted            Employees          Share         Date               5%             10%
---------------------     ---------------            ---------        ----------   -----------   -------------   -------------
Michael C. French              400,000                 37.74%           $15.00 (1)    11/30/08    $ 3,773,368      $ 9,562,455
Henryk Sulikowski              300,000                 28.30             15.00 (1)    11/30/08      2,830,026        7,171,841
Michelle L. Boucher            200,000 (3)             18.87 (3)         15.00 (3)    11/30/08 (3)  1,886,684 (3)    4,781,227 (3)

__________________

(1) The stock options are exercisable in three equal installments commencing November 30, 1999.
(2) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of the Ordinary Shares over the terms of the options. These amounts do not take into account provisions of certain options providing for termination of the options following termination of employment or vesting over periods of up to three years. The use of the assumed 5% and 10% returns is established by the Commission and is not intended by the Company to forecast possible future appreciation of the price of the Ordinary Shares.
(3) Ms. Boucher resigned, effective February 1, 1999. Ms. Boucher has entered into a Consulting Agreement with the Company pursuant to which Ms. Boucher has returned to the Company for cancellation a Stock Option, originally granted to Ms. Boucher in June, 1998, exercisable for 200,000 Ordinary Shares in exchange for a Stock Option exercisable for 66,600 Ordinary Shares, exercisable in full on November 30, 1999.

Options Exercised During Fiscal Year 1998 and Fiscal Year-End Option Values

     The following table provides information, for each of the named executive officers, regarding the exercise of options during 1998 and unexercised options held as of December 31, 1998.



                                                            Number  of Shares Underlying       Value of Unexercised In-the-
                                                            Unexercised Options/SARs at           Money Options/Sars at
                                                                 December 31, 1998                  December 31, 1998
                                                         ---------------------------------   --------------------------------
                             Shares
                            Acquired         Value
      Name                 on Exercise      Realized      Exercisable       Unexercisable      Exercisable     Unexercisable
----------------         ---------------   ----------    --------------     --------------   ---------------  ---------------
Michael C. French              0               0                0              400,000               0               0
Henryk Sulikowski              0               0                0              300,000               0               0
Michelle L. Boucher            0               0                0              200,000 (1)           0               0

__________________

(1) Ms. Boucher has entered into a Consulting Agreement with the Company pursuant to which Ms. Boucher has returned to the Company for cancellation the Stock Option, originally granted to Ms. Boucher in June, 1998, exercisable for 200,000 Ordinary Shares in exchange for a Stock Option exercisable for 66,600 Ordinary Shares, exercisable in full on November 30, 1999.

Compensation of Directors

    Directors who are also our employees are not paid any fees or additional compensation for services as members of our Board of Directors or any committee thereof. Non-employee Directors receive cash in the amount of $20,000 per annum and $1,000 per board or committee meeting attended. On November 30, 1998, each non-employee Director was granted an option to purchase 10,000 Ordinary Shares pursuant to our Second Amended and Restated 1998 Stock Option Plan with an exercise price per share equal to the initial public offering price of $15.00. On June 17, 1999, upon becoming a non-employee Director, Mr. Caulfeild-Browne was granted an option to purchase 10,000 Ordinary Shares pursuant to our Second Amended and Restated 1998 Stock Option Plan with an exercise price per share equal to the initial public offering price of $15.00. Subject to certain conditions, each non-employee Director will be granted an option to purchase 2,000 Ordinary Shares at each successive annual general meeting after December 1, 1998 with an exercise price equal to the fair market value of the Ordinary Shares at the date of grant.

Employment and Change of Control Agreements

    Michael C. French. Under his employment agreement, Mr. French has agreed to serve as Chief Executive Officer and President for an initial term ending on June 18, 2001 to be automatically extended on June 18, 2001 and each anniversary thereafter for an additional year, subject to 90 days advance notice before June 18, 2001 or any subsequent anniversary by either us or Mr. French of an intention not to renew. Mr. French receives an annual salary of $450,000 and is eligible to participate in all of our employee benefit programs and to receive an annual performance-based bonus in an amount to be determined by our Board of Directors. Mr. French is entitled to a gross-up of certain excise taxes and to the payment or reimbursement of any legal fees or related expenses incurred by Mr. French with respect to the interpretation, enforcement or defense of his rights under his employment agreement. Upon execution of the employment agreement, Mr. French received stock options exercisable for 400,000 Ordinary Shares.

    Peter W. Presperin. Under his employment agreement, Mr. Presperin has agreed to serve as Senior Vice President - Chief Financial Officer and Secretary for an initial term commencing on February 2, 1999 and ending on February 2, 2002, to be automatically extended on February 2, 2002 and each anniversary thereafter for an additional year, subject to 90 days advance notice before February 2, 2002 or any subsequent anniversary by us or Mr. Presperin of an intention not to renew. Mr. Presperin receives an annual salary of $250,000 and is eligible to participate in all of our employee benefit programs. Mr. Presperin received a one-time bonus of 8,000 Ordinary Shares of the Company valued at a per share price of $11, which was the market price of the Company's Ordinary Shares at the time Mr. Presperin agreed to join the Company. Mr. Presperin is also eligible to receive an annual performance-based bonus to be determined by our Board of Directors. In addition, during the term of employment, Mr. Presperin is eligible to participate in all of our employee benefit programs, and we must fund a retirement account for Mr. Presperin in an amount not less than 10% of annual salary for each year during the term of his employment. We must also pay or reimburse any legal fees or related expenses incurred by Mr. Presperin with respect to the interpretation, enforcement or defense of his rights under his employment agreement. Upon execution of the employment agreement, Mr. Presperin received stock options exercisable for 300,000 Ordinary Shares.

     Henryk Sulikowski. Under his employment agreement, Mr. Sulikowski agreed to serve as Senior Vice President and Chief Insurance Officer for an initial term ending on July 20, 2001, to be automatically extended for an additional year, at the expiration of the initial term and each anniversary thereafter, subject to 90 days advance notice before such expiration or anniversary by either us or Mr. Sulikowski of an intention not to renew. Mr. Sulikowski receives an annual salary of $200,000 and is eligible to participate in all of our employee benefit programs. Mr. Sulikowski received a one-time cash bonus of $75,000 on November 30, 1998. Mr. Sulikowski is eligible to receive an annual performance-based bonus in an amount to be determined by our Board of Directors and receives a monthly housing and travel allowance of $9,000. In addition, during the term of Mr. Sulikowski's employment, Mr. Sulikowski is eligible to participate in all of our employee benefit programs, and we must fund a retirement account for Mr. Sulikowski in an amount not less than 10% of Mr. Sulikowski's annual salary for each year during the term of his employment. We must also pay or reimburse Mr. Sulikowski for any legal fees or related expenses incurred by Mr. Sulikowski with respect to the interpretation, enforcement or defense of his rights under his employment agreement. Upon execution of the employment agreement, Mr. Sulikowski received stock options exercisable for 300,000 Ordinary Shares.

     Mr. French's, Presperin's and Sulikowski's employment agreements each provide that the executive will maintain in confidence all confidential matters and that each will not:

     .    during their employment or, if they receive severance compensation upon termination of their employment, for one year thereafter, participate in the management of any business enterprise that engages in substantial and direct competition with us; or

     .    during his employment or for one year thereafter, attempt to influence, persuade or induce (or assist any other person in so persuading or inducing) any employee to leave us.

     In addition, pursuant to each executive's employment agreement, each is entitled to severance compensation

          .    if we terminate his employment in any case other than death, disability or cause;

          .    if the executive terminates his employment upon our failure to keep the executive in his office or position (or a substantially equivalent office or position);

          .    an adverse change affecting the authorities, powers, functions, responsibilities or duties attaching to his position with us;

          .    a reduction in his compensation;

          .    the failure of any of our successors to assume our duties and obligations under the executive's employment agreement;

          .    a relocation of the principal location of the executive's work in excess of 25 miles of its original location (or for Mr. Sulikowski, to any location other than the Cayman Islands);

          .    a change in control of the Company (provided the executive terminates his employment within one year of such change in control);

          .    an unremedied breach of the executive's employment agreement by us or any successor; or

     .    if we notify the executive of our intent not to renew the executive's employment agreement at the expiration of its initial term or any anniversary thereafter.

     The severance compensation that Mr. French will be entitled to upon any termination referred to above includes a lump sum payment equal to three times the sum of his annual base salary and incentive compensation at the highest respective rates in effect for any year prior to the termination. The severance compensation that each of Mr. Presperin and Mr. Sulikowski will be entitled to upon any such termination includes a lump sum payment equal to the sum of

     .    the greater of any amounts of his respective annual base salary relating to the first three years of the term of his employment not paid prior to the termination of their employment;

     .    his respective annual base salary at the highest rate in effect for any year prior to the termination;

     .    the annual incentive compensation at the highest rate in effect for any year prior to the termination; and

     .    the transportation expenses for his and his immediate family's relocation to the United States.

Insider Participation in Compensation Decisions and Board Interlocks

     Our Board of Directors does not have a compensation committee. Instead, compensation is determined by the full Board of Directors. Mr. Michael C. French is a director and is our President and Chief Executive Officer. No other directors are officers.

     Mr. French is an executive officer and director of our company and a director and executive officer of The Scottish Annuity Company (Cayman) Ltd. Mr. French participated in decisions related to compensation of executive officers of each of our company and The Scottish Annuity Company. Effective October 1, 1998, we entered into an agreement with The Scottish Annuity Company for Scottish Insurance to provide The Scottish Annuity Company with a variety of insurance administration, accounting and other services. For these services, The Scottish Annuity Company pays Scottish Insurance quarterly, for each annuity contract issued by Scottish Annuity, an amount equal to 0.50% per annum of the separate account value of such contracts, except that such amount will not be less than $25,000 per year. In addition, The Scottish Annuity Company must refrain

     . from the direct or indirect offer or sale of any life insurance products and must refer only to Scottish Insurance any opportunity or inquiry that it may receive to issue and sell any life insurance products, and

     . from the direct or indirect offer or sale of any variable annuity products and must refer only to The Scottish Annuity Company any opportunity or inquiry that it may receive to issue and sell any annuity products.

     Under separate agreements and as partial consideration for entering into the agreement described above, Scottish Insurance subleased from The Scottish Annuity Company a portion of its leased space in the Cayman Islands until March 31, 1999, and The Scottish Annuity Company sold certain of its computer hardware and software to Scottish Insurance. Ms. Boucher, formerly the Senior Vice President, Chief Financial Officer and Secretary of Holdings, is a consultant to our Company, and is the former Manager of Finance and Administration of, and now a consultant to Scottish Annuity.

     Mr. French is also a director of Michaels Stores, Inc. and Sterling Software, Inc. Each of Sam Wyly and Charles J. Wyly, Jr., each a director of our company, is also an executive officer of both Michaels Stores and Sterling Software. Sam Wyly and Charles J. Wyly, Jr. participate in compensation decisions related to executive officers of our company. Mr. French does not participate in compensation decisions related to executive officers of Michaels Stores and Sterling Software.


                       REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors has responsibility for our executive compensation practices and policies. Of the eight directors on the Board, seven are outside directors who are not officers or employees. The executive compensation for 1998 was established by the Board of Directors prior to our initial public offering, and the sole Board Member at that time was Michael C. French.

     Executive Pay Policy

     Our compensation is intended to attract, retain and motivate the key people necessary to lead us to achieve our strategic objective of increased stockholder value over the long term, reflecting our belief that executive compensation should seek to align the interests of our executives with those of our stockholders. The program utilizes three components: base salary, short-term incentives and long-term compensation in the form of stock options.

     In establishing base salaries, we have adopted a strategy of setting executive salaries at or above market to retain and attract key executives, while providing incentive compensation pay opportunities, based on performance achievement. We set the salary ranges in this manner to ensure that our base salary practices do not put us at a competitive disadvantage in retaining and attracting key executives while ensuring an appropriate cost structure.

     We believe that our current program of a base salary and long- and short-term performance- based compensation which can be earned by our executive officers will increase long-term stockholder value.

     Base Salary

     Mr. French's, Presperin's and Sulikowski's current annual base salary is $450,000, $250,000 and $200,000, respectively. As of the date of this proxy statement, the Board of Directors has not reviewed or adjusted the salaries of its executive officers for 1999.

     Short-Term Incentive and Stock Options

     Under their respective employment contracts, each executive is eligible to receive a cash bonus at the sole discretion of the Board of Directors. Additionally, the Second Amended and Restated 1998 Stock Option Plan is administered by the Board of Directors and is designed to provide incentive compensation to our directors, executive officers, and other key employees, consultants and advisors.

     The Board of Directors

Sam Wyly, Chairman of the Board         Michael C. French
Michael Austin                          David Matthews
R. Duke Buchan III                      Howard Shapiro
Robert M. Chmely                        Charles J. Wyly, Jr.

Performance Graph

     The following graph compares the cumulative stockholder return on our Ordinary Shares with the Nasdaq Composite Index and the Nasdaq Insurance Index. The comparison assumes $100 was invested as of November 24, 1998 (the date our Ordinary Shares began trading on a "when issued" basis) and the reinvestment of all dividends.

Comparison of Cumulative Shareholder Return



                                    [GRAPH]



                                             Nov. 24, 1998      Dec. 31, 1998
                                             -------------      -------------

Scottish Annuity & Life Holdings, Ltd.            $100             $ 91.67

Nasdaq Composite Index                            $100             $111.80

Nasdaq Insurance Index                            $100             $100.01

                             CERTAIN TRANSACTIONS

DC Planning Relationships

     On August 13, 1998, we entered into a consulting services agreement with DC Planning, an insurance consulting firm that develops life insurance products and acts as a consultant on insurance matters for high net worth families, trust companies and other fiduciaries. Under the terms of this agreement, DC Planning provides to us certain consulting services, including with respect to the development and implementation of our business plan. DC Planning is paid $180,000 a year for a term of three years under the agreement. Howard Shapiro, who was on our Board of Directors, was the managing partner of DC Planning. On November 30, 1998, we granted Mr. Shapiro, in his capacity as a consultant, stock options exercisable for 100,000 Ordinary Shares. These options are in addition to the stock options exercisable for 10,000 Ordinary Shares granted to Mr. Shapiro in his capacity as a non-employee director.

Direct Investors Relationship

     Two trusts purchased Ordinary Shares and Class A Warrants exercisable for Ordinary Shares in a private placement in November, 1998. The two trusts purchased an aggregate of 709,220 Ordinary Shares and Class A Warrants exercisable for 200,000 Ordinary Shares at an exercise price of $15.00 per share. The aggregate purchase price for the Ordinary Shares and Class A Warrants was $10 million, or $14.10 for one Ordinary Share and a warrant to purchase
0.282 Ordinary Shares. One of the trusts is an irrevocable trust of which Sam Wyly and certain family members are beneficiaries. The other trust is an irrevocable trust of which Charles J. Wyly, Jr. and certain family members are beneficiaries. Sam Wyly, who is the Chairman of the Board and a Director, and Charles J. Wyly, Jr., who is a Director, both disclaim beneficial ownership of such Ordinary Shares and Class A Warrants.

Pre-IPO Equity Adjustment

     On October 22, 1998, we redeemed 1,100,000 Ordinary Shares of the 1,500,000 Ordinary Shares issued upon our formation. Shareholders participating in the redemption exchanged these shares for either Class A Warrants (exercisable for an aggregate 900,000 Ordinary Shares) or nominal consideration. The shareholders who received Class A Warrants in the redemption are three irrevocable trusts of which, respectively, Sam Wyly, the Chairman of the Board and a Director, Charles
J. Wyly, Jr., a Director, and Michael C. French, our Chief Executive Officer, President and a Director, and certain family members of each are beneficiaries. These trusts received Class A Warrants to purchase an aggregate of 466,667 Ordinary Shares, 233,333 Ordinary Shares and 200,000 Ordinary Shares, respectively. Messrs. French, Sam Wyly and Charles J. Wyly, Jr. each disclaim beneficial ownership of such Class A Warrants. The Class A Warrants received in the redemption are exercisable for a price per share equal to the $15 initial public offering price. The shareholders that received nominal consideration in the redemption are two irrevocable trusts of which Sam Wyly and certain family members are beneficiaries and a corporation wholly-owned by Michelle L. Boucher, the former Senior Vice President, Chief Financial Officer and Secretary of the Company.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it with respect to fiscal year 1998, or written representations from certain reporting persons, the Company believes that its officers and directors and persons who own more than 10% of a registered class of the Company's equity securities have complied with all applicable filing requirements.


                                 ANNUAL REPORT

     The Annual Report to Shareholders of the Company, including financial statements for the fiscal year ended December 31, 1998, accompanies this proxy statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                            By Order of the Board of Directors



                                            /s/ PETER W. PRESPERIN
                                            ------------------------------
                                                  Peter W. Presperin
                                                       Secretary


Cayman Islands, BWI
June 21, 1999

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Annual Meeting by promptly returning your proxy in the enclosed envelope.








                                  DETACH HERE

      Please mark
[X]   votes as in
      this example.



This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the Director nominees and FOR Proposal 2.


------------------------------------------------------------------------------------------------------------------------
1.  Election of Directors (See reverse).              2.  Ratification of Ernst & Young as independent auditors.
    FOR          WITHHELD                                        FOR         AGAINST          ABSTAIN
    [_]             [_]                                          [_]           [_]              [_]



    _____________________________________________________________________
    For each of the three nominees except as written in above.
------------------------------------------------------------------------------------------------------------------------
                                                                                                          MARK HERE FOR
                                                                                                  [_]     ADDRESS CHANGE
                                                                                                          AND NOTE AT LEFT

                                                      IMPORTANT:  Whether or not you expect to attend the meeting in person, please date, sign and return this proxy.  Please sign exactly as your name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature: _________________________________          Signature:____________________________________
Date:______________________________________           Date:___________________________________________

                                  DETACH HERE

                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
  Please date and sign on reverse side and return in the enclosed postage-paid envelope.

     PROXY

         The undersigned acknowledge(s) receipt of the Proxy Statement of Scottish Annuity & Life Holdings, Ltd. (the "Company") relating to the 1999 Annual Meeting of Shareholders (the "Annual Meeting") and hereby constitute(s) and appoint(s) Michael C. French and Peter W. Presperin, attorneys and proxies of the undersigned, with full power of substitution and resubstitution to each and with all the powers the undersigned would possess if personally present, to vote for and in the name and place of the undersigned all Ordinary Shares of the Company held or owned by the undersigned, or standing in the name of the undersigned, at the Annual Meeting to be held on Wednesday, July 28, 1999, commencing at 10:00 a.m. Cayman Islands time, at the Company's offices located at Grand Pavilion Commercial Centre, 802 West Bay Road, George Town, Grand Cayman, Cayman Islands, British West Indies, or any adjournment or postponement thereof, upon the matters referred to in the Proxy Statement for the Annual Meeting as stated below and on the reverse side. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. A majority of said attorneys and proxies present and acting at the Annual Meeting (or if only one shall be present and act, then that one) shall have, and may exercise, all the powers of all said attorneys and proxies hereunder.

         This proxy is being solicited on behalf of the Board of Directors of Scottish Annuity & Life Holdings, Ltd. Unless otherwise specified below or on the reverse side, this proxy will be voted FOR the nominees of the Board of Directors listed below and FOR the ratification of Ernst & Young as Scottish Annuity & Life Holdings, Ltd.'s independent auditors. Discretionary authority is hereby conferred as to all other matters that may come before the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. ELECTION OF THREE DIRECTORS to serve until Scottish Annuity & Life Holdings, Ltd.'s 2002 Annual Meeting of Shareholders.
    The nominees are Robert M. Chmely, David Matthews, and Bill
    Caulfeild-Browne.

2.  RATIFICATION OF THE APPOINTMENT of Ernst & Young as independent auditors.


                                                            SEE REVERSE
       CONTINUED AND TO BE SIGNED ON REVERSE SIDE               SIDE